UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

April 27, 2012

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2012, we held our Annual Meeting of Shareholders at which the shareholders voted (i) for the election of Richard J. Markham, Immanuel Thangaraj, Bruce F. Wesson, Robert B. Jones, David Azad, William G. Skelly and George K. Ross to our Board of Directors for one-year terms; and (ii) for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2012 fiscal year ending December 31, 2012.

At our Annual Meeting, the shareholders elected all seven director nominees and ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2012 fiscal year.

The results of the voting with respect to each matter voted upon, as applicable, are set forth below.

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Richard J. Markham	34,072,024	1,068,718	8,213,542
Robert B. Jones	34,260,723	880,019	8,213,542
David Azad	34,174,068	966,674	8,213,542
Bruce F. Wesson	34,925,346	215,396	8,213,542
William Skelly	35,042,241	98,501	8,213,542
Immanuel Thangaraj	34,070,272	1,070,470	8,213,542
George Ross	35,025,472	115,270	8,213,542

2. Ratification of Independent Registered Public Accounting Firm for 2012 Fiscal Year:

For	Against	Abstentions	Broker Non-Votes
43,231,029	104,762	18,493	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens Senior Vice President & Chief Financial Officer

Date: April 30, 2012